UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

XEROX HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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	(4)	Date Filed:

IMPORTANT UPDATE FOR

XEROX ANNUAL MEETING OF SHAREHOLDERS

May 8, 2020

Change to a “Virtual” 2020 Annual Meeting of Shareholders

This Important Update for the Annual Meeting of Shareholders relates to the 2020 proxy statement (the “Proxy Statement”) of Xerox Holdings Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2020 and subsequently mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors (our “Board”) for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020. This information is being filed with the SEC and is being made available to shareholders on or about May 8, 2020.

To the Shareholders of Xerox Holdings Corporation, NOTICE IS HEREBY GIVEN that:

Meeting Date: Thursday, May 21, 2020

Meeting Time: 9:00 a.m. (Eastern Time)

Meeting Access: Attend the meeting virtually at www.meetingcenter.io/293408995

Due to the public health effects of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, shareholders and our community, please note that, for the 2020 Annual Meeting, the meeting will now be held as a “virtual meeting,” with full access to vote, ask questions and participate in the Annual Meeting virtually. You will not be able to attend the Annual Meeting physically.

We urge you to vote and submit your proxy in advance of the Annual Meeting using one of the methods described in the proxy materials whether or not you plan to virtually attend the Annual Meeting.

Virtual Attendance

To access the meeting by virtual means, please go to www.meetingcenter.io/293408995. To login to the meeting, you have two options:

Join as a “Guest” or Join as a “Shareholder”. If you join as a “Shareholder” you will be required to have a control number and password. The password for the meeting is XRX2020.

Online access to the meeting will open 15 minutes prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time. Beginning 15 minutes prior to and during the Annual Meeting, support will be available to assist shareholders with any technical difficulties they may have accessing the meeting virtually. If you encounter any difficulty either accessing or participating in the meeting, please go to: https://support.vevent.com/ or click on “Technical Support”.

An online resource is available to shareholders at www.meetingcenter.io/293408995 where you can access our proxy materials, the list of registered shareholders, rules of conduct for the meeting and the Company’s annual report.

If you were a shareholder as of the close of business on March 27, 2020 and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

For registered shareholders, the control number can be found on your proxy card or notice, or email you previously received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit a Legal Proxy reflecting your holdings of the Company along with your name and email address to Computershare. A Legal Proxy can be obtained by logging into the voting site listed on your Voter Instruction Form and clicking on “Vote in person at the meeting” or requesting one through your broker. Obtaining a Legal Proxy from the broker or nominee may take several days. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 18, 2020. You will receive a confirmation email from Computershare of your registration along with a new control number to be used to enter the meeting.

Requests for registration should be directed to Computershare by email by forwarding the email from your broker, or attaching an image of your legal proxy, to: legalproxy@computershare.com

If you do not have your control number, you may attend as a guest (non-shareholder), but will not have the option to vote your shares or ask questions at the virtual meeting.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

No In-Person Meeting

For the health and well-being of you and the full Xerox community and as permitted by applicable law, the meeting will now be entirely virtual. You will not be able to attend the Annual Meeting physically. Please note that our directors and management will participate in the meeting by virtual means.

By Order of the Board of Directors,

Douglas H. Marshall

Xerox Holdings Corporation

Corporate Secretary